Exhibit 21.1
SUBSIDIARIES OF BLUE OWL CAPITAL CORPORATION II

Name	Jurisdiction
OR LENDING II LLC	DELAWARE
ORCC II FINANCING LLC	DELAWARE
ORCC II FINANCING II LLC	DELAWARE
OR DH II LLC	DELAWARE
OR MH II LLC	DELAWARE
OR HH II LLC	DELAWARE
OR HEH II LLC	DELAWARE
OR Long Island MH II LLC	DELAWARE
OR Garden State MH II LLC	DELAWARE
OR Toronto MH II LLC	DELAWARE
OR Midwest MH II LLC	DELAWARE
OR Jemico MH II LLC	DELAWARE
OR Atlanta MH II LLC	DELAWARE
OR PCF II LLC	DELAWARE
OR GH II LLC	DELAWARE
OR AH II LLC	DELAWARE
ORCC II BC 2 LLC	DELAWARE
ORCC II BC 3 LLC	DELAWARE
ORCC II BC 4 LLC	DELAWARE
ORCC II BC 5 LLC	DELAWARE
ORCC II BC 6 LLC	DELAWARE
ORCC II FSI LLC	DELAWARE
OR Fairchester MH II LLC	DELAWARE
ORCC II Parent LLC	DELAWARE
ORCC II AAM RH LLC	DELAWARE
ORCC II AAM LLC	DELAWARE
ORCC II BC 12 LLC	DELAWARE
ORCC II BC 13 LLC	DELAWARE
ORCC II BC 14 LLC	DELAWARE
ORCC II BC 15 LLC	DELAWARE
OWL ROCK CLO XIII, LLC	DELAWARE